UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Via Renewables, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

On March 28, 2024, Via Renewables, Inc., a Delaware corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”)  a definitive proxy statement for the Special Meeting of Shareholders to be held on May 23, 2024 at 10:00 a.m. Central Time (the “Definitive Proxy Statement”). The Company is filing these additional definitive proxy materials on May 14, 2024 (this “Proxy Statement Supplement”) to amend and supplement certain information in the Definitive Proxy Statement. Defined terms used in this Proxy Supplement but not defined herein have the meanings given to them in the Definitive Proxy Statement, which should be read in its entirety in conjunction with this Proxy Supplement.

VIA RENEWABLES, INC.
12140 Wickchester Ln., Suite 100
Houston, Texas 77079

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS
OF VIA RENEWABLES, INC.
TO BE HELD ON MAY 23, 2024

May 14, 2024

ISS and Glass Lewis Recommend Votes “FOR” The Merger And All Proposals At Upcoming Special Meeting of Shareholders; FERC Approval for Merger Obtained

HOUSTON, May 14, 2024 (ACCESSWIRE) – Via Renewables, Inc. (“Via Renewables” or the “Company”) (NASDAQ: VIA; VIASP), an independent retail energy services company, announced today that leading independent proxy advisory firms Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) have both recommended that the Company’s shareholders vote “FOR” each of: (1) the approval of the Agreement and Plan of Merger, dated as of December 29, 2023 (the “Merger Agreement”), by and among the Company, Retailco, LLC, a Texas limited liability company (“Parent”), and NuRetailco LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”) (the “Merger Proposal”), pursuant to which Merger Sub would merge with and into the Company with the Company surviving the merger, following which all of the issued and outstanding shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), would be acquired by Parent for $11.00 per share in cash (except for the shares of Class A Common Stock held or beneficially owned by (i) (a) the Company or any subsidiary of the Company, or (b) William Keith Maxwell, III and any person or entity controlled by Mr. Maxwell, including Parent, Merger Sub and NuDevco Retail, LLC, and (ii) any holder of record of Class A Common Stock who did not vote in favor of the Merger Proposal and is entitled to demand and validly demands appraisal of such shares of Class A Common Stock pursuant to, and complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware; and (2) the approval, on a non-binding, advisory basis, of the compensation that may become payable to the Company’s named executive officers in connection with the Merger.

In its May 10, 2024 report, ISS noted1:

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“The merger consideration represents a premium of 17.0 percent over the price on the day prior to the announcement, and a premium of 51.3 percent over the stock price two months prior to the announcement. [. . . ] Investors reacted positively to the announcement, driving the VIA share price up by 14.1 percent to close at $10.73 per share, compared to a 0.8 percent rise in the S&P 600 Electric Utilities Index on the same day. VIA shares have appreciated by 16.1 percent since the announcement through May 6, 2024, 11.6 percentage points above the S&P 600 Electric Utilities Index over the same period. The outperformance against the index indicates a potential downside risk of non-approval.”

1 Permission to use quotes neither sought nor obtained.

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“A vote FOR this transaction is warranted. The board appears to have taken reasonable steps to mitigate potential conflicts of interest and, although the sales process did not include either a formal auction or a market check process, the special committee negotiated a go-shop period following the transaction announcement during which it received no further bids. Further, the cash form of consideration provides liquidity and certainty of value and there is a potential downside risk to non-approval.”

•	“Support is warranted for the golden parachute proposal as cash severance is double trigger and no excise tax gross-ups are payable.”

On May 10, 2024, the Federal Energy Regulatory Agency (“FERC”) also approved the Merger. FERC’s approval satisfies one of the conditions necessary to the closing of the Merger, which remains subject to the satisfaction and/or waiver of the remaining conditions.

The Special Meeting of Shareholders will be held at 10:00 AM, Central Time, on Thursday, May 23, 2024. Shareholders of record as of March 25, 2024 will be able to attend the Special Meeting, vote, and submit your questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/VIA2024SM. To attend the Special Meeting via live webcast, you must have your sixteen-digit control number that is shown on the proxy card accompanying the enclosed proxy statement. You will not be able to attend the Special Meeting in person.

About Via Renewables, Inc.

Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 105 utility service territories across 20 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at  https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.

Additional Information and Where to Find It

More detailed and updated information regarding the Merger and Transactions is set forth in the Definitive Proxy Statement and other materials filed or to be filed with the SEC in connection with the Merger. Shareholders can obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at http://www.viarenewables.com. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT MATERIALS IN THEIR ENTIRETY BEFORE MAKING A VOTING DECISION AS THEY CONTAIN IMPORTANT INFORMATION.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Merger and Transactions. Information regarding the ownership of the Company’s directors and executive officers in the Company’s Common Stock is included in its SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://www.viarenewables.com), or through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the Definitive Proxy Statement and other materials filed with the SEC in connection with the Merger.

Cautionary Note Regarding Forward Looking Statements

This communication contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, included in this communication related to the Merger, including its timing and effects, conditions to closing and approval requirements, are forward looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurance that such expectations will prove correct.

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The forward-looking statements in this communication are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or change in vote recommendation; the inability to complete the proposed Merger due to the failure to obtain shareholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger; the failure of the proposed Merger to close for any other reason; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transactions contemplated by the Merger Agreement, including the Merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement or otherwise; the risk that the pendency of the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed Merger; the effect of the announcement of the proposed Merger on the Company’s relationships with its contractual counterparties, operating results and business generally; and the amount of the costs, fees, expenses and charges related to the proposed Merger.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2023, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should review the risk factors and other factors noted throughout this communication that could cause the Company’s actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this communication. Unless required by law, the Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for the Company to predict all risks, nor can it assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:

Contact: Via Renewables, Inc.

Investors:
Stephen Rabalais, 832-200-3727

Media:
Kira Jordan, 832-255-7302

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